UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2014

NEW YORK GLOBAL INNOVATIONS INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454

(Registrant’s Telephone Number, Including Area Code)

INKSURE TECHNOLOGIES INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K dated October 1, 2013 (the “October Current Report”) filed by InkSure Technologies Inc. (now known as New York Global Innovations Inc.), a Delaware corporation (the “Company”), the Company, InkSure Inc., a Delaware corporation, and InkSure Ltd., an Israeli corporation (together with the Company and InkSure Inc., the “Seller”) entered into an asset purchase agreement with Spectra Systems Corporation, a Delaware corporation (“Spectra”), dated as of October 1, 2013 (the “Agreement”) for the sale of substantially all of Seller’s assets to Spectra (the “Asset Sale”).  As previously reported in another Current Report on Form 8-K dated January 9, 2014 (the “January Current Report”), the Seller and Spectra entered into an amendment to the Agreement to extend its termination date from January 31, 2014 to February 28, 2014.

On February 28, 2014, the Seller and Spectra entered into a second amendment to the Agreement to acknowledge the allocation of the payments of the purchase price to be made under the Agreement to each Seller. In addition, pursuant to the terms of the second amendment, the parties will, within 60 days of the closing, agree to the allocation of the portion of the purchase price payable to each Seller among the assets to be acquired that are owned by each Seller.

The foregoing description of the terms of the Agreement, as amended, is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s October Current Report, the first amendment thereto, a copy of which was filed as Exhibit 2.1 to the Company’s January Current Report, and the second amendment thereto, a copy of which is attached as Exhibit 2.1 hereto, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2014, Spectra purchased substantially all of the assets of the Company for $840,684, plus (i) Spectra’s and the Seller’s joint good faith estimate of the value of Seller’s inventory at the time and date of the closing of the transactions contemplated by the Agreement (subject to adjustment after the closing), (ii) $200,000, deposited with Wells Fargo Bank, National Association to be held in accordance with the terms of the escrow agreement to secure the Company’s obligations to pay Spectra any indemnification claims for a period of up to one year after the date of the closing, (iii) up to an additional $185,000 in post-closing conditional payments, and (iv) an amount equal to 50% of all pre-closing accounts receivable collected after the closing, and Spectra assumes and agrees to perform the obligations of the Seller under contracts relating to the Seller's business.

As previously reported in a Current Report on Form 8-K dated February 11, 2014, the Company held an annual meeting of its stockholders on February 11, 2014 (the “Meeting”) at which Meeting the Company’s stockholders, considered and approved, among other items, the Asset Sale and the transactions contemplated by the Agreement, as amended, including the amendment of the Company’s Certificate of Incorporation to change its name from InkSure Technologies Inc. to New York Global Innovations Inc. The Company completed the name change by filing the amendment with the Delaware Secretary of State on February 28, 2014.

Also in connection with the Asset Sale, Spectra entered into a Consulting Agreement with Tal Gilat, President and Chief Executive Officer of the Company (the “Consultant”), whereby the Consultant will provide Spectra with consulting services to ensure the orderly transfer of the acquired business (and its customers) to Spectra, and the ongoing growth and success of the acquired business.  In return, the Consultant (or his designee) will be compensated $5,000 per month for the duration of the Consulting Agreement, which has a term of two months, and the Consultant will receive $60,000 at closing in consideration of his non-compete agreements in the Consulting Agreement.  Spectra may terminate the Consulting Agreement early for or without cause, and with notice, in the event of certain specified occurrences.

In addition, as previously disclosed, as a result of the closing of the Asset Sale, the Company’s President and Chief Executive Officer will receive 5% of the net proceeds of the net consideration received by the Company.

The foregoing description of the terms of the Consulting Agreement is qualified in its entirety by reference to the form of Consulting Agreement, a copy of which was filed as Annex D to the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2014, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information:

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012, unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2013, unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 and the notes thereto giving effect to the Asset Sale, which were filed with the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 10, 2014, are incorporated herein by reference.

(d) Exhibits:

Number	Description of Exhibits

2.1	Amendment No. 2 to Asset Purchase Agreement, dated as of February 28, 2014, by and among InkSure Technologies Inc., InkSure Inc., InkSure Ltd., and Spectra Systems Corporation. (Filed herewith.)

99.1
Unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012, unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2013, unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013, and the notes thereto. (previously filed with the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 10, 2014.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK GLOBAL INNOVATIONS INC.

By:	/s/ Tal Gilat
Name:	Tal Gilat
Title:	President and Chief Executive Officer

Date:  March 6, 2014